PURCHASE AND SALE AGREEMENT

      This Purchase and Sale Agreement (this "Agreement") dated as of the 15th day of November 2005, is between AURORA ENERGY LTD., a Nevada corporation with an address at 3760 N. US 31 South, P.O. Box 961, Traverse City, Michigan 49685-0961 ("Seller") and NEW ALBANY-INDIANA, LLC, a Delaware limited liability company with an address at 1965 Waddle Road, State College, Pennsylvania 16803 ("Buyer"). Seller and Buyer are also referred to herein individually as a "Party" and collectively as the "Parties."

      In consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

      1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey and Buyer agrees to purchase and pay for all of Seller's right, title and interest in and to the Interests (as hereinafter defined).

      1.2 Interests. For purposes of this Agreement, the term "Interests" shall be defined as an undivided 48.75% working interest (40.7063% net revenue interest) in and to all of the following interests (of whatever kind or character, whether legal or equitable and whether vested or unvested or contingent), less and except for the Reserved Interests (as hereinafter defined):

            (a) All of Seller's right, title and interest in and to the oil, gas and mineral leases located in Greene, Clay, Owen and Sullivan Counties, Indiana, as more particularly described on Exhibit A attached hereto (collectively, the "Wabash Leases");

            (b) All of Seller's right, title and interest in and to that certain Farmout and Participation Agreement dated effective July 19, 2005 between Aurora, as Farmor, and Jet Ex, L.L.C., a Michigan limited liability company, as Farmee, attached hereto as Exhibit B (the "Farmout Agreement").

            (c) Originals or copies of all computer tapes and discs, files, records, information, instruments, documents, agreements or data relating to the Interests in the possession of Seller, including, without limitation, title records (including abstracts of title, title opinions, certificate of title and title curative documents), accounting records and files, contracts, correspondence, regulatory reports, seismic and geophysical data, tapes and records, and all related materials, INSOFAR AND ONLY INSOFAR as the foregoing items constitute materials that may be lawfully conveyed to Buyer (i.e., the materials are not subject to an agreement precluding their transfer to Buyer), and, to the extent transferable, all other contract rights, intangible rights, inchoate rights, choses in action, rights under warranties made by prior owners, manufacturers, vendors or other third parties, and rights accruing under applicable statutes of limitation or prescription, attributable to the Interests.

      1.3 Option to Purchase. At Closing, and in addition to the conveyance of the Interests, Seller shall grant to Buyer an option, to be exercised at anytime and from time to time within five hundred and forty (540) days following the Closing, to acquire a fifty percent (50%) working interest in any and all acreage leased or acquired by Seller or its affiliates within Lawrence, Jackson, Washington and Orange Counties, Indiana (measured as of the date of the exercise of the option) (the "Option Counties") for the net cost to Buyer of twenty five ($25.00) per acre (the "Option"). The acreage leased or acquired by Seller as of November 1, 2005 within the Option Counties is attached hereto as Exhibit C.

      1.4 Reserved Interests. Notwithstanding any provision of this Agreement to the contrary, Seller shall retain following the Closing, a one-half percent (.5%) overriding royalty interest attributable to, or associated with, the Wabash Leases (the "Reserved Interests"), thus delivering an 83.5% to the 8/8ths revenue interest to Buyer. The Reserve Interests shall bear its pro-rata share of the costs and expenses of all transportation fees, Carbon Dioxide, Hydrogen Sulfide, Nitrogen and any other contaminate removal treatments required for the marketability of production, and production taxes. Buyer hereby acknowledges and agrees that the Reserved Interests shall be retained by Seller following the Closing and shall not be included in the Interests. Seller and Buyer acknowledge and agree that the Reserved Interests shall be retained by Seller and transfer by Seller from time to time to certain key persons as project and land management incentives which may be conducted for the future benefit of both Seller and Buyer.

      1.5 Risk of Loss. If, after the execution of this Agreement and prior to the Closing, any part of the Interests shall be destroyed or harmed by fire or any other casualty or cause or shall be taken by condemnation or the exercise of eminent domain, this Agreement may be terminated by Buyer, in its sole discretion, if the amount of such damage or loss exceeds $1,000,000, and the Deposits (as hereinafter defined) shall promptly be returned to Buyer. In the event this Agreement is continued following the occurrence of the events described above, this Agreement shall remain in full force and effect, and as to each Interest affected, Seller shall, at its election, either collect (and when collected promptly pay over to Buyer its proportionate share of such amount) or assign to Buyer any and all insurance or other claims related to Buyer's proportionate share of such damage or loss. In the event Buyer elects to continue this Agreement, Buyer shall take title to the affected Interest without reduction in the Purchase Price, provided that Seller fully complies with its obligations arising under this Section.

                                    ARTICLE 2
                                 PURCHASE PRICE

      2.1 Purchase Price. In consideration for the purchase of the Interests (which shall include the purchase of the Option), Buyer shall pay to Seller at Closing, to an account designated by Seller at least three (3) business days prior to Closing, in cash or immediately available funds, the sum of Ten Million Five Hundred Thousand Dollars ($10,500,000) (the "Purchase Price").


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

      2.2 Deposits.

            (a) Seller hereby acknowledges its prior receipt of a deposit in the amount of $500,000 (the "Initial Deposit") paid to Seller by an affiliate of Buyer, Rex Energy Operating Corp. ("Rex Energy") pursuant to that certain letter of intent dated October 7, 2005 by and between Seller and Rex Energy, as amended by that certain letter agreement dated October 27, 2005 (the "Letter of Intent"). Seller agrees to continue to hold the Initial Deposit in accordance with the terms and conditions of the Letter of Intent and acknowledges and agrees that the Initial Deposit is now being held for the benefit of Buyer.

            (b) Upon the earlier of (i) December 1st, 2005, or (ii) completion of Buyer's title investigation, Buyer shall promptly deposit, by wire transfer to a bank account designated by Seller (which shall be the same bank account in which the Initial Deposit was deposited), an additional deposit in an amount equal to Three Million Dollars ($3,000,000.00) (the "Subsequent Deposit", and collectively with the Initial Deposit, referred to herein as the "Deposits"). If the Closing occurs, the Deposits and all interest accrued shall be applied to reduce the Purchase Price. If Closing does not occur, the Deposits and all accrued interest accrued shall be applied as provided in Section 12.2 of this Agreement.

            (c) Seller hereby agrees that it shall hold, invest and disburse the Deposits only in accordance with the terms and conditions of this Agreement. The account designated by Seller for the Deposits shall be an interest bearing account held by a third party banking institution which is not in anyway affiliated with Seller. Seller hereby agrees that the Deposits shall be held at all times until disbursement in the account designated by Seller, and that Seller shall at no time commingle any of its funds with the Deposits or withdraw all or any portion of the Deposits except as provided under the terms and conditions of this Agreement. Any and all accrued interest or gains shall be deemed to be part of Deposits and will be paid to the party receiving the Deposits as and when distribution is made therefrom, the parties specifically acknowledging that in the event that the Closing of the transactions contemplated by this Agreement occurs, any such accrued interest shall be applied with the Deposits as a credit toward payment of the Purchase Price by Buyer. Seller hereby agrees to provide Buyer with written notification of its intention to withdraw all or any portion of the Deposits at least five (5) business days before any such withdrawal.

            (d) At all times prior to the Closing, the Deposits shall, without any notice, demand, presentment or protest of any kind (each of which is waived by Seller), automatically and immediately become due and payable to Buyer upon the occurrence of any one or more of the following events: (i) Seller is adjudicated as bankrupt, (ii) Seller commences or has commenced against it any bankruptcy or insolvency proceeding under the federal bankruptcy code or otherwise which is not rescinded within sixty (60) days, (iii) the making by Seller of a general assignment for the benefit of creditors, or (iv) the appointment of a receiver or trustee in bankruptcy of Seller or for any of the Seller's assets which is not rescinded within sixty (60) days. Seller agrees to immediately return the Deposits to Buyer upon the occurrence of any of the above events.


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

            (e) Seller shall indemnify and hold Buyer and its affiliates harmless from and against any and all losses or damages suffered or incurred by Buyer or its affiliates (including, without limitation, reasonable attorney's fees and court costs) by reason of the breach of this Section 2.2 or the non-fulfillment of any covenant or agreement of Seller contained in this Section
2.2. Seller further acknowledges and agrees that in the event of a breach or threatened breach of any agreement by it contained in this Section 2.2 or in
Section 12.2 of this Agreement, Buyer shall be entitled, in addition to all other applicable remedies, to seek specific performance of the terms of this
Section 2.2 and Section 12.2 of this Agreement, including immediate injunctive relief in any court of competent jurisdiction enjoining Seller from any activity constituting such breach or threatened breach. No right or remedy herein conferred upon or reserved to Buyer is exclusive of any right or remedy herein or permitted by law or equity, but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity (or by statute or otherwise), and may be enforced concurrently therewith or from time to time and as often as may be deemed expedient or necessary by Buyer, in its sole discretion. The covenants, agreements and obligations of Seller pursuant to this Section 2.2 shall survive the Closing until fully discharged or performed.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer the following:

            (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller is duly qualified to carry on its business and is in good standing in the State of Indiana and in each other state where the Interests are located.

            (b) Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated by this Agreement shall not: (i) violate, conflict with, or require the consent of any person or entity under any provision of Seller's Articles or Certificate of Incorporation, as the case may be, or Bylaws or other governing documents, (ii) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice or both would constitute a default) or require any consent, authorization or approval under any agreement or instrument to which Seller is a party, (iii) violate any provision of or require any consent, authorization, or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule, or regulation applicable to Seller, or (iv) result in the creation of any lien, charge, or encumbrances on any of the Interests.

            (c) The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated by this Agreement shall be at the time required to be performed, duly and validly authorized by all requisite corporate action on the part of Seller. The transactions contemplated by this Agreement do not constitute the sale of all or substantially all of the assets of Seller.


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

            (d) This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, or moratorium statues, equitable principles, or other similar laws affecting the rights of creditors generally ("Equitable Limitations"). At Closing, all documents and instruments required to be executed and delivered by Seller shall be duly executed and delivered and shall constitute legal, valid, enforceable, and binding obligations of Seller, except as enforceability may be limited by Equitable Limitations.

            (e) Seller has incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

            (f) During the period of Seller's ownership of the Interests, Seller has properly paid all ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property on the Interests that have become due and payable before the Closing Date.

            (g) No suit, action or other proceeding is pending or, to the best of Seller's Knowledge, threatened before any court, arbitration panel or governmental agency which relates to the Interests and which might result in a material loss of Seller's title to any portion of the Interests, or a material diminution of the value of any of the Interests, or that might materially hinder or impede the operation of the Interests. No written or oral notice from any governmental agency or any other person has been received by Seller: (i) claiming any violation or repudiation of all or any part of the Interests or any violation of any law or any environmental, conservation or other ordinance, code, rule or regulation or (ii) requiring or calling attention to the need for any work, repairs, construction, alterations, or installations on or in connection with the Interests, with which Seller has not complied.

            (h) There is no investigation, proceeding, action, suit or other legal proceeding pending, or to the Knowledge of Buyer, threatened to which Seller or any affiliate of Seller is a party which seeks to prevent the consummation by Seller of the transactions contemplated by this Agreement, or which, individually or in the aggregate with other such actions, is reasonably likely to materially impair Seller's ability to perform its obligations under this Agreement.

            (i) Seller has not provided any information to Buyer with respect to the Interests that Seller knows to be false or inaccurate. To the best of Seller's Knowledge, all information furnished to Buyer by Seller with respect to the Interests has been and will be true and accurate in all material respects.

            (j) The Interests are not subject to any agreement or arrangement regarding the sale of the production of hydrocarbons from the Interests.


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

            (k) To the Knowledge of Seller, the Interests are not subject to (i) any preferential right to purchase, (ii) any requirement that consent to assignment be obtained, or (iii) any farm-out agreement (other than the Farmout Agreement).

            (l) To the Knowledge of Seller, all royalties, overriding royalties and other leasehold burdens, if any, have been paid by Seller or other parties and will have been paid by Seller or other parties up to the Closing Date and Seller has no Knowledge of any claims, demands or causes of action asserted by any owners of royalty, overriding royalty or other leasehold burdens affecting the Interests.

            (m) There are no bankruptcy, reorganization or receivership proceedings pending against, contemplated by, or, to the Knowledge of Seller, threatened against Seller or any affiliate of Seller. Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. The term "insolvent" shall mean that the sum of the debts and other probable liabilities of Seller exceeds the present saleable value of the Seller's assets.

            (n) No representation or warranty by Seller in this Agreement or any agreement or document delivered by Seller pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in any representation or warranty, in light of the circumstances under which it was made, not misleading.

      3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller the following:

            (a) Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is, or will be prior to the Closing, duly qualified to carry on its business and is in good standing in the State of Indiana.

            (b) Buyer has all requisite power and authority to carry on its business as presently conducted and has all requisite power and authority to enter into this Agreement, and to purchase the Interests on the terms described in this Agreement and perform its other obligations under this Agreement. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated by this Agreement will not: (i) violate, conflict with, or require the consent of any person or entity under any provision of Buyer's Certificate of Formation, limited liability company agreement or other governing documents, or (ii) violate any provision of or require any consent, authorization or approval under any agreement, judgment, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Buyer.

            (c) The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated by this Agreement shall be at the time required to be performed, duly and validly authorized by all requisite company action on the part of Buyer.


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

            (d) This Agreement has been duly executed and delivered on behalf of Buyer and constitutes the legal and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability may be limited by Equitable Limitations. At Closing, all documents and instruments required to be executed and delivered by Buyer shall be duly executed and delivered and shall constitute legal, valid, enforceable, and binding obligations of Buyer, except as enforceability may be limited by Equitable Limitations.

            (e) Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

            (f) Buyer has sufficient funds, available lines of credit or other sources of immediately available funds sufficient to enable the payment to Seller, by wire transfer, of the Purchase Price at Closing and to otherwise perform Buyer's obligations under this Agreement.

            (g) There are no bankruptcy, reorganization or receivership proceedings pending against, contemplated by, or, to the Knowledge of Buyer, threatened against Buyer or any affiliate of Buyer.

            (h) There is no investigation, proceeding, action, suit or other legal proceeding pending, or to the Knowledge of Buyer, threatened to which Buyer or any affiliate of Buyer is a party which seeks to prevent the consummation by Buyer of the transactions contemplated by this Agreement, or which, individually or in the aggregate with other such actions, is reasonably likely to materially impair Buyer's ability to perform its obligations under this Agreement.

            (i) No representation or warranty by Buyer in this Agreement or any agreement or document delivered by Buyer pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in any representation or warranty, in light of the circumstances under which it was made, not misleading.

                                    ARTICLE 4
                          CERTAIN AGREEMENTS OF SELLER

      4.1 Cooperation. During the period between execution of this Agreement and the Closing Date, Seller shall cooperate with Buyer to assist Buyer in carrying out the agreements of Buyer hereunder.

      4.2 Agreements Between Execution of Agreement and Closing. During the period between the execution of this Agreement and the Closing Date, Seller shall maintain the Interests in a commercially reasonable manner and shall not without the prior written consent of Buyer, (i) sell, convey, assign, transfer or encumber any of the Interests; (ii) drill any well on the Interests, or permit any other party to drill any well on the Interests, (iii) sell oil, gas or other minerals produced from the Interests; (iv) enter into any agreement amending, modifying or terminating any of the Interests; or (v) take any other action with respect to any of the Interests that would cause a material diminution the value thereof or that would materially and adversely affect the use and enjoyment thereof.


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

      4.3 Notification of Additional Proceedings. During the period between execution of this Agreement and the Closing Date, Seller shall promptly notify Buyer in writing (i) of any new suits, actions or other proceedings threatened or pending before any court, arbitrator or governmental agency which relate to the Interests or (ii) any material change in the condition of the Interests (financial or otherwise).

                                    ARTICLE 5
                           CERTAIN AGREEMENTS OF BUYER

      5.1 Cooperation. During the period between execution of this Agreement and the Closing Date, Buyer shall cooperate with Seller to assist Seller in carrying out the agreements of Seller hereunder.

      5.2 Return of Records. Buyer agrees that if this Agreement is terminated for any reason whatsoever, Buyer shall, at Seller's request, promptly return to Seller all records, information and data furnished by or on behalf of Seller to Buyer, its officers, employees and representatives in connection with this Agreement or Buyer's investigation of the Interests, and Buyer shall deliver to Seller all copies, extracts, or excerpts of such records, information and data and all documents generated by Buyer that contain any portion of such records, information, and data.

      5.3 Confidentiality. Buyer agrees that if this Agreement is terminated for any reason whatsoever, Buyer shall keep the terms and conditions of this Agreement and all proprietary and confidential information provided to Buyer or obtained by Buyer in connection with this Agreement confidential, and not disclose the same to any third party without the prior written consent of Seller for a period of one (1) year after such termination.

                                    ARTICLE 6
                          BUYER'S CONDITIONS TO CLOSING

      The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to Closing of each of the following conditions:

      6.1 Representations. The representations and warranties by Seller set forth in Section 3.1 above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

      6.2 Performance. Seller shall have, in all material respects, timely performed and complied with all agreements and covenants required by this Agreement.

      6.3 No Legal Proceedings. No suit, action or other proceeding shall be pending or threatened before any court, arbitration panel or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages


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

in connection with the purchase and sale contemplated by this Agreement, or which might result in a material loss of any portion of the Interests, a material diminution in the value of any of the Interests, or materially interfere with the use or enjoyment of the Interests.

      6.4 No Encumbrances. Buyer shall have been provided with copies of releases, in forms reasonably satisfactory to Buyer, of any encumbrances affecting the Interests, except for Permitted Encumbrances.

      6.5 Resolutions. Seller shall have furnished Buyer a certified copy of resolutions of the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the delivery of all documents contemplated herein.

      6.6 Exploration Agreement. At or before Closing, Seller shall have executed and delivered (or be ready, willing and able to execute and deliver) the Exploration Agreement substantially in the form attached hereto as Exhibit D (the "Exploration Agreement").

      6.7 Joint Operating Agreement. At or before Closing, Seller shall have executed and delivered (or be ready, willing and able to execute and deliver) the Joint Operating Agreement substantially in the form attached hereto as Exhibit E (the "Joint Operating Agreement").

      6.8 Due Diligence. The results of Buyer's continuing due diligence review shall not have revealed any material variance from the representations and warranties of Seller set forth in this Agreement that would have a Material Adverse Effect on the business, assets or condition of the Interests. "Material Adverse Effect" shall mean any effect that is both material and adverse to the operations or value of the Interests, taken as a whole and as currently operated; provided, however, that none of the following shall be deemed to be a Material Adverse Effect: (i) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (ii) any effect resulting from changes in general market, economic, financial or political conditions in Indiana, the United States or worldwide or any outbreak of hostilities or war; and (iii) any effect that affects the hydrocarbon exploration, production, processing, gathering or transportation industry generally.

                                    ARTICLE 7
                         SELLER'S CONDITIONS TO CLOSING

      The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment on or prior to Closing of each of the following conditions:

      7.1 Representations. The representations and warranties by Buyer set forth in Section 3.2 above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

      7.2 Performance. Buyer shall have, in all material respects, timely performed and complied with all agreements and covenants required by this Agreement.


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

      7.3 No Legal Proceedings. No suit or other proceeding shall be pending or threatened before any court, arbitration panel or governmental agency seeking to restrain prohibit or declare illegal, or seeking substantial damages in connection with, the purchase and sale contemplated by this Agreement, except matters with respect to which Seller has been adequately indemnified by Buyer.

      7.4 Resolutions. Buyer shall have furnished Seller a certified copy of resolutions of the Manager of Buyer authorizing the execution and delivery of this Agreement and delivery of all documents contemplated herein.

      7.5 Exploration Agreement. At or before Closing, Buyer shall have executed and delivered (or be ready, willing and able to execute and deliver) the Exploration Agreement substantially in the form of Exhibit D.

      7.6 Joint Operating Agreement. At or before Closing, Buyer shall have executed and delivered (or be ready, willing and able to execute and deliver) the Joint Operating Agreement substantially in the form of Exhibit E.

      7.7 Payment. Buyer shall have paid (or be ready, willing and able to immediately pay) the Purchase Price (less the amount of the Deposits).

                                    ARTICLE 8
                                     CLOSING

      8.1 Date of Closing. Subject to the conditions stated in this Agreement, the purchase and sale of the Interests pursuant to this Agreement (the "Closing") shall occur on or before February 1, 2005, at 10:00 a.m., Central Standard Time, or on such other date and time as Buyer and Seller may agree in writing (the "Closing Date").

      8.2 Place of Closing. The Closing shall be held at a place to be mutually agreed upon by Buyer and Seller, provided that in the event the parties can not agree upon the place of the Closing, the Closing shall be held at the offices of Seller.

      8.3 Closing Obligations. At the Closing, the following documents shall be delivered and the following events shall occur, each being deemed to have occurred simultaneously with the others:

            (a) Seller shall execute and deliver: (1) an Assignment and Bill of Sale conveying the Interests to Buyer with covenants of special warranty of title, and free and clear of all liens, security interests and other encumbrances, other than the Permitted Encumbrances, in form and substance reasonably satisfactory to Seller and Buyer (the "Assignment"); (2) an Assignment conveying a 48.75% interest in the Farmout Agreement to Buyer, free and clear of all liens, security interests and other encumbrances, in form and substance reasonably satisfactory to Seller and Buyer, (3) an assignment and grant of the Option to Buyer, in form and substance reasonably satisfactory to Seller and Buyer, (4) such other instruments as may be required to fully convey the Interests to Buyer and otherwise effectuate the transactions contemplated by


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

this Agreement, in form and substance reasonably satisfactory to Seller and Buyer, (5) a certified copy of resolutions of the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the delivery of all instruments or documents contemplated herein, (6) certified copies of good standing certificates of the Seller, issued not earlier than ten (10) days prior to the Closing Date, by the Secretary of State of Nevada and the Secretary of State of Indiana, (7) an incumbency and specimen signature certificate with respect to the officers of Seller executing this Agreement and any instruments or documents contemplated hereby and (8) a closing certificate duly executed by an authorized officer of Seller pursuant to which Seller represents and warrants to Buyer that Seller's representations and warranties to Buyer are true and correct in all material respects as of the Closing Date as if then originally made, that all covenants required by the terms of this Agreement to be performed by Seller on or before the Closing Date, to the extent not waived by Buyer in writing, have been so performed, and that all documents to be executed and delivered by Seller at Closing have been executed by duly authorized officers of Seller.

            (b) Buyer shall execute and deliver: (1) a certified copy of resolutions of the Manager of Buyer authorizing the execution and delivery of this Agreement and the delivery of all instruments or documents contemplated herein, (2) certified copies of good standing certificates of the Buyer, issued not earlier than ten (10) days prior to the Closing Date, by the Secretary of State of Delaware and by the Secretary of State of Indiana, (3) an incumbency and specimen signature certificate with respect to the officers of Buyer executing this Agreement and any instruments or documents contemplated hereby and (4) a closing certificate duly executed by an authorized officer of Buyer pursuant to which Buyer represents and warrants to Seller that Buyer's representations and warranties to Seller are true and correct in all material respects as of the Closing Date as if then originally made, that all covenants required by the terms of this Agreement to be performed by Buyer on or before the Closing Date, to the extent not waived by Seller in writing, have been so performed, and that all documents to be executed and delivered by Buyer at Closing have been executed by duly authorized officers of Buyer.

            (c) Buyer shall deliver to Seller or to Seller's account by wire transfer the Purchase Price.

            (d) Buyer and Seller shall execute and deliver the Exploration Agreement and the Joint Operating Agreement.

      8.4 Records. In addition to the obligations set forth under Section 8.3 above, Seller shall deliver at Closing to Buyer copies of land files in its possession or to which it has access with respect to the Interests. Buyer shall be entitled to copies of all original records affecting the Interests assigned to Buyer pursuant to the terms of this Agreement. Seller shall be entitled to keep the originals for its files.

                                    ARTICLE 9
                              POST-CLOSING MATTERS

      9.1 Further Assurances. After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto, and to fully transfer the Interests to the Buyer.

                                   ARTICLE 10
                         INVESTIGATION AND TITLE MATTERS

      10.1 Investigation; Access to Title and Other Documents.

            (a) During the period beginning on the date of this Agreement and ending on the Closing Date, Buyer and each representative of Buyer may continue to conduct a review of the Interests. In connection with such review, Buyer and each representative of Buyer shall be granted full access to the Interests upon reasonable notice, at Buyer's sole risk and during reasonable hours so as not to unreasonably interfere with the operations of Seller. In connection with such review, Seller agrees, and shall cause each representative of Seller, upon reasonable notice, to (i) cooperate with Buyer and each representative of Buyer, and (ii) provide all information, and all documents and other data relating to such information, reasonably requested by Buyer or any representative of Buyer with respect to the Interests.

            (b) Immediately upon final execution hereof, Seller will make available to Buyer and to its representatives (such representatives to include employees, consultants, independent contractors, attorneys and other advisors of Buyer) for Buyer's copying and/or inspection (at Buyer's cost and expense), at Seller's offices during normal business hours such of the following documents as are in Seller's possession or under its control (if any):

                        (i) All abstracts of title, title opinions, title curative materials, ownership reports, bills of sale, other documents evidencing transfers of title, tax receipts, and licenses and registrations pertaining to the Interests.

                        (ii) All of the lease records, lease files, leases, conveyances and assignments of interest in the Interests; contracts; orders of applicable regulatory authorities or administrative agencies; mortgages, deeds of trust, security agreements, and financing statements; and all other contracts, agreements and documents affecting the Interests.

                        (iii) Instruments and documents concerning proper payment of all general and special assessments, ad valorem and property taxes, and similar taxes and assessments based on or measured by the ownership of the Interests for 2005 and years prior for which the applicable statute of limitations has not expired.

                        (iv) All geological maps, geophysical surveys as to which Seller has the right to show Buyer and engineering studies, ownership maps, reserve reports, logs, core studies, and surveys relating to the Interests.

                        (v) All bonds, leases, permits, easements, licenses, orders, saltwater disposal agreements, agreements with pumpers and other agreements in any way relating to the Interests or the operation thereof.

                        (vi) All environmental reports, assessments and studies relating to any of the Interests.

      To the extent such has not already been furnished, after the date hereof Seller shall use its reasonable efforts to obtain and submit to Buyer or its representatives, as promptly as practicable, such abstracts, title reports, status reports, certificates of title, certificates of fact and other evidence of title covering the Interests as Buyer may reasonably request that are in the possession of a third person to which Seller has access. In addition, Seller shall authorize Buyer and its representatives to consult with attorneys, abstract companies and other consultants or independent contractors of Seller (whether utilized in the past or present) concerning title related matters. Reliance on such information of such third parties shall be at the sole risk of the Buyer, and Seller makes no guaranty or representation as to the accuracy or completeness of such data.

      10.2 Seller's Special Warranty of Title; The Assignment.

            (a) Seller represents and warrants that Seller shall convey to Buyer at Closing all of Seller's right, title and interest in and to the Interests, free and clear of all liens, security interests and other encumbrances, subject only to the Permitted Encumbrances. Seller hereby represents and warrants to Buyer that it has done nothing to encumber title to the Interests and warrants title as against all persons claiming by, through or under Seller, but not otherwise, Seller further agreeing that Buyer shall have the benefit of all prior warranties in the chain of title to the Interests. The Assignment shall provide for a special warranty of title consistent with this Section 10.2.

            (b) Seller will cooperate with Buyer in requesting approvals, consents and waivers from governmental authorities or third parties having the right to approve the assignment of any Interest covered hereby.

      10.3 Permitted Encumbrances. As used in this Agreement, the term "Permitted Encumbrances" shall mean the following, provided that the same shall not operate to reduce the net revenue interest or increase the gross working interest of an Interest beyond that shown on Exhibit A.

            (a) Lessors' royalties, non-participating royalties, overriding royalties, division orders, reversionary interests, and similar burdens.

            (b) Liens for taxes or assessments not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business.

            (c) All rights to consent by, required notices to, filing with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein, if the same are customarily obtained subsequent to such sale or conveyance and neither Seller nor Buyer has reason to believe they cannot be obtained.

            (d) Rights reserved to or vested in any governmental authority.

            (e) Easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Interests for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, and removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment which do not materially impair the rights held by Seller or the use and enjoyment of the Interests.

            (f) Defects, irregularities and deficiencies in title to any rights-of-way, easements, surface lease or other rights which in the aggregate do not materially impair the use of such right-of-way, easements, surface leases or other rights for the purpose of which such rights will be held by Buyer.

            (g) Zoning, planning and environmental laws and ordinances and municipal regulations.

            (h) Vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due, or which are being contested in good faith by appropriate proceedings by or on behalf of Seller, and not reasonably likely to materially reduce the value of the Interests and for which Seller and Buyer agree at Closing to provide proper credits or escrow of funds for any liability that might arise after Closing.

      10.4 Notice of Title Defect. Except for Permitted Encumbrances, any lien, encumbrance, or defect in title that would, in Buyer's reasonable opinion, materially affect the value of the Interests, or materially diminish Buyer' use or enjoyment of the Interests shall be a title defect ("Title Defect"). Not later than December 1, 2005 at 5:00 p.m. Central Time (the "Claim Date"), Buyer must notify Seller in writing of any matter that Buyer considers to be a Title Defect ("Notice of Title Defect"), which notice shall include, (i) a specific description of the matter or matters Buyer asserts as a Title Defect or Defects,
(ii) a specific description of the Interests or the portion of the Interest that is affected by the Title Defect or Defects, (iii) Buyer's reasonable calculation of the fair market value of the portion or portions of the Interests affected by the Title Defect or Defects (the "Title Defect Amount"), (iv) appropriate documentation supporting the Title Defect or Defects in the possession of Buyer, not subject to the attorney-client privilege; provided, however, that Buyer acknowledges and agrees that it may not submit a Notice of Title Defect unless and until Buyer has reasonably determined that aggregate Title Defect Amount of all Title Defects equals or exceeds an amount equal to five percent (5%) of the Purchase Price. In the event that aggregate title Defect Amount of all Title Defects equals or exceeds ten percent (10%) of the Purchase Price, Buyer may immediately terminate this Agreement, and upon such termination, the Deposits shall be promptly returned to Buyer.

      10.5 Seller's Options and Opportunity to Cure. Upon receipt of a Notice of Title Defect, as to each Title Defect, Seller may, at its option, (i) cure or remove any Title Defect at Seller's sole cost and expense prior to Closing, (ii) agree (but only with the consent of Buyer) to reduce the Purchase Price by the applicable Title Defect Amount or by such other, lesser amount to which the Parties may agree in writing, (iii) dispute that any item described in the Notice of Title Defect actually constitutes a Title Defect and, after a twenty
(20) day period of good faith negotiation between Buyer and Seller in attempt to resolve such dispute, submit the issue to arbitration as provided in Article 14 of this Agreement, or (iv) if the aggregate amount of all Title Defects equals or exceeds ten percent (10%) of the Purchase Price, immediately terminate this Agreement. In the event of such termination by Seller, the Deposits shall be promptly returned to Buyer.

                                   ARTICLE 11
                                 INDEMNIFICATION

      11.1 Definitions. The following terms contained in this Article 11 shall have for purposes of this Agreement the meaning given to such terms as provided below:

            (a) "Claims Period" shall mean the period beginning on the Closing Date and ending twelve (12) months following the Closing Date.

            (b) "Losses" shall mean all losses, liabilities, deficiencies, damages (including without limitation indirect or consequential damages), encumbrances, fines, penalties, claims, costs and expenses (including, without limitation all fines, penalties and other amounts paid pursuant to a judgment, compromise or settlement), court costs and reasonable legal and accounting fees and disbursements.

      11.2 Survival of Representations, Warranties, Covenants and Agreements.

            (a) All representations and warranties of Seller contained in this Agreement shall survive the Closing Date for the duration of the Claims Period; except that the representations and warranties in Section 10.2 (Title) shall survive the Closing indefinitely. Any claim made by Buyer with respect to the representations and warranties of Seller contained in this Agreement must be initiated by Buyer during the Claims Period, except that there shall be no time limit on when claims may be initiated with respect to the representations and warranties in Section 10.2 (Title). All of the representations and warranties of Seller contained in this Agreement shall in no respect be limited or diminished by any past or future inspection, investigation, examination or possession on the part of Buyer or its Representatives. All covenants and agreements made by Seller contained in this Agreement shall survive the Closing Date until fully performed or discharged.

            (b) All representations and warranties of Buyer contained in this Agreement shall survive the Closing Date for the duration of the Claims Period. Any claim made by Seller with respect to the representations and warranties of Buyer contained in this Agreement must be initiated during the Claims Period. All of the representations and warranties of Buyer contained in this Agreement shall in no respect be limited or diminished by any past or future inspection, investigation, examination or possession on the part of Seller or its Representatives. All covenants and agreements made by Buyer contained in this Agreement shall survive the Closing Date until fully performed or discharged.

      11.3 Indemnification by Seller. Except as otherwise specifically provided in this Agreement, Seller shall indemnify and hold harmless Buyer and its subsidiaries, affiliates, and parents, and its and their employees, representatives, officers, directors, attorneys and agents from and against:

            (a) any and all Losses suffered or incurred by any of them by reason of any breached or untrue representation or warranty of Seller contained in this Agreement;

            (b) any and all Losses suffered or incurred by any of them by reason of the non-fulfillment of any covenant or agreement by Seller contained in this Agreement; and

            (c) any and all Losses suffered or incurred by any of them resulting from, related to, on account of, and proximately caused by Seller during its ownership, management or control of the Interests prior to the Closing Date.

      11.4 Indemnification by Buyer. Except as otherwise specifically provided in this Agreement, Buyer shall indemnify and hold harmless Seller and its subsidiaries, affiliates, and parents, and its and their employees, representatives, officers, directors, attorneys and agents from and against:

            (a) any and all Losses suffered or incurred by any of them by reason of any breached or untrue representation or warranty of Buyer contained in this Agreement; and

            (b) any and all Losses suffered or incurred by any of them by reason of the non-fulfillment of any covenant or agreement by Buyer contained in this Agreement.

      11.5 Notification and Defense of Claims or Actions.

            (a) As used in this Article 11, any party seeking indemnification pursuant to this Article 11 is referred to as an "indemnified party" and any party from whom indemnification is sought pursuant to this Article 11 is referred to as an "indemnifying party." An indemnified party which proposes to assert the right to be indemnified under this Article 11 shall submit a written demand for indemnification within fifteen (15) business days of becoming aware of such potential claim setting forth in summary form the facts as then known which form the basis for the claim for indemnification; provided, however, that the failure to give such notice will not affect such claim of indemnification except to the extent of actual prejudice to the indemnifying party. With respect to claims based on actions by third parties, an indemnified party shall, within fifteen (15) business days after the receipt of notice of the commencement of any Proceeding against it in respect of which a claim for indemnification is to be made against an indemnifying party, notify the indemnifying party in writing of the commencement of such Proceeding, enclosing a copy of all papers served; provided, however, that the failure to so notify the indemnifying party of any such Proceeding shall not relieve the indemnifying party from any liability which it may have to the indemnified party, except to the extent that the indemnifying party is prejudiced thereby. Thereafter, the indemnified party shall deliver to the indemnifying party, within fifteen (15) days after receipt by the indemnified party, copies of all further notices relating to such claim.

            (b) If an indemnified party gives notice to the indemnifying party pursuant to Section 11.5(a) of the assertion of a third-party claim, the indemnifying party shall be entitled to participate in the defense of such third-party claim and, to the extent that it wishes, to assume the defense of such third-party claim with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such third-party claim, the indemnifying party shall not, so long as it diligently conducts such defense, be liable to the indemnified party under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such third-party claim, in each case subsequently incurred by the indemnified party in connection with the defense of such third-party claim, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a third-party claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that third-party claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such third-party claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of law or governmental rule or regulation or any violation of the rights of any person or entity; (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (C) the indemnified party shall have no liability with respect to any compromise or settlement of such third-party claims effected without its consent. If notice is given to an indemnifying party of the assertion of any third-party claim and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such third-party claim, the indemnifying party will be bound by any determination made in such third-party claim or any compromise or settlement effected by the indemnified party. Any control of the defense of a third-party claim given to an indemnifying party pursuant to this Section 11.5(b) shall, upon notice from the indemnified party, be reversed and given back to the indemnified party if, at any point during the course of such third-party claim the conditions necessary to have been met to allow such indemnifying party to so control such defense are no longer true whether because all unsatisfied claims increase in amount or because any other factors arise.

            (c) In the event that any claim for indemnification is made with respect to any third-party claim pursuant to this Article 11, (i) the party assuming primary responsibility for the defense of such claim shall at all times keep the other party reasonably informed as to the status of such claim and (ii) the party not primarily responsible for the defense of such claim shall cooperate fully with the other party in connection with such defense.

      11.6 Sole Remedy. The sole remedy of the Parties for any and all claims against the other Party with respect to the transactions contemplated herein shall be a claim for indemnification under this Article 11 on the terms and subject to the conditions of this Agreement, except for claims of willful or intentional misconduct or fraud.

      11.7 General Liability Limitation. Notwithstanding anything contained in this Agreement to the contrary, Seller shall not be required to indemnify or otherwise compensate Buyer for aggregate Losses in excess of the Purchase Price; provided, however, that such limitation of Seller's liability shall not apply to claims resulting from Seller's gross negligence, willful misconduct or fraud.

                                   ARTICLE 12
                        TERMINATION, DEFAULT AND REMEDIES

      12.1 Right of Termination. The Agreement and the transactions contemplated herein may be terminated at any time at or prior to Closing:

                        (i) By Seller, at Seller's option, in the event any of the conditions set forth in Article 7 have not been satisfied as provided therein as of the date specified for the Closing, or if satisfaction of such condition by such date is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement), and Seller has not waived such condition on or before such date;

                        (ii) By Buyer, at Buyer's option, in the event any of the conditions set forth in Article 6 have not been satisfied as provided therein as of the date specified for the Closing, or if satisfaction of such condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

                        (iii) At any time by the mutual written agreement of the
                              Parties;

                        (iv) By Buyer, at Buyer's option, as set forth in 10.4 of this Agreement;

                        (v)   By Seller, at Seller's option, as set forth in
                              10.5 of this Agreement; or

                        (vi) By either Party in the event that that the Closing has not occurred at or before 11:59 p.m. on February 28th, 2006; provided, however, that the right to terminate this Agreement under this

                              Section 12.1(vi) shall not be available to any Party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

      12.2 Effect of Termination and Remedies Upon Default. Upon the termination of this Agreement by Seller through no fault of Seller pursuant to Section 12.1(i) or 12.1(vi) of this Agreement, Seller shall be entitled to retain the Deposits and all accrued interest thereon as its sole remedy. Upon such termination of this Agreement through no fault of Seller, Seller shall be free immediately to enjoy all rights of ownership of the Interests and to sell, transfer, encumber, or otherwise dispose of the Interests to any party without any restriction under this Agreement. Upon the failure of Seller to meet a material condition to Closing, Buyer, at its sole option, may (i) enforce whatever legal or equitable remedies may be appropriate and applicable, or (ii) terminate this Agreement and immediately receive back the Deposits as its sole remedy, thereby waiving all other remedies available to it. Upon termination of this Agreement by Buyer through no fault of Buyer pursuant to either Section 12.1(ii),(iii), (iv), (v), or (vi), or as required elsewhere in this Agreement, Seller shall, upon written demand, promptly return the Deposits to Buyer by wire transfer to an account designed by Buyer. Except for the obligations set forth in this Article 12 and in Sections 5.2, 5.3 and 11.2, upon termination of this Agreement, the Parties shall have no further obligations to, nor rights against, one another.

                                   ARTICLE 13
                                  MISCELLANEOUS

      13.1 Fees and Taxes. Except as otherwise specifically provided, all fees, costs and expense incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs and expenses. All required documentary, filing and recording fees for the assignments, conveyance or other instruments required to convey title to the Interests to Buyer shall be borne by Buyer. In addition, the liability for any sales, use, transfer or similar tax associated with the sale and/or transfer of the Interests shall be the liability of, and for the account of, the Buyer and such liability shall not be subject to proration as provided in Section 2.3.

      13.2 Notices. Unless otherwise provided in this Agreement, any agreement, notice, request, instruction or other communication to be given hereunder by any Party to the other shall be in writing and (i) delivered personally (such delivered notice to be effective on the date it is delivered), (ii) mailed by certified mail, postage prepaid (such mailed notice to be effective four (4) days after the date it is mailed), (iii) deposited with a reputable overnight courier service (such couriered notice to be effective one (1) day after the date it is mailed), or (iv) sent by facsimile transmission (such facsimile notice to be effective on the date that confirmation of such facsimile transmission is received), with a confirmation sent by way of one of the above methods, as follows:

                  If to Seller addressed to:

                  Aurora Energy Ltd.
                  3760 N. US 31 South
                  P.O. Box 961
                  Traverse City, MI 49685-0961
                  Attention: John Miller

                  If to Buyer, addressed to:

                  New Albany-Indiana, LLC
                  c/o Rex Energy Operating Corp.
                  1965 Waddle Road
                  State College, Pennsylvania 16803
                  Attention:  Benjamin W. Hulburt
                  Telecopier: (814) 278-7286

Any Party may designate in a writing to any other Party any other address or telecopier number to which, and any other person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

      13.3 Amendments. This Agreement may not be amended except by an instrument in writing signed by Buyer and Seller.

      13.4 Preparation of Agreement. Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

      13.5 Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

      13.6 Counterparts; Facsimile Signature. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Any Party may execute this Agreement by facsimile signature and the other Party will be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such Party. Any Party executing this Agreement by facsimile signature will promptly forward to the other Party an original signature page by overnight courier.

      13.7 References. References made in this Agreement, including use of a pronoun, shall be deemed to include, where applicable, masculine, feminine, singular or plural, individuals or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate or other entity.

      13.8 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Indiana without giving effect to the conflicts of law rules thereof. Any disputes concerning this Agreement or the subject matter hereof shall be brought in the County of Greene, State of Indiana in a court of competent jurisdiction.

      13.9 Assignment. Neither this Agreement nor the rights and obligations hereunder may be assigned or delegated by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and any assignment or delegation made without such consent shall be void; provided, however, Buyer shall have the right to assign this Agreement and to delegate its obligations under this Agreement to any entity that (i) Buyer controls, (ii) controls Buyer or (iii) is under common control with Buyer, subject to the assumption of all obligations by any such entity. In the event of any assignment, this Agreement shall be binding upon said party the same as if it had been the original party hereto. Subject to the foregoing, the terms and conditions of this Agreement shall be binding on the Parties' successors and assigns.

      13.10 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understanding relating to such subject matter.

      13.11 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

      13.12 Further Cooperation. After the Closing, Buyer and Seller shall execute and deliver, or shall caused to be executed and delivered from time to time, such further instruments of conveyance and transfer and shall take such other action as any Party may reasonably request to convey and deliver the Interests to Buyer, to accomplish the orderly transfer of the Interests to Buyer, or to otherwise effectuate the transactions contemplated by this Agreement. If either Party hereto receives monies belonging to the other, such amount shall immediately be paid over to the proper Party. If an invoice or other evidence of an obligation is received by a Party, which is partially an obligation of both Seller and Buyer, then the Parties shall consult with each other and each shall promptly pay its portion of such obligation to the obligee.

      13.13 Waiver. No failure of any Party to this Agreement to require, and no delay by any Party to this Agreement in requiring, any other Party to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of any Party to this Agreement to exercise, and no delay by any Party to this Agreement in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by any Party to this Agreement of any right or remedy under this Agreement shall be effective unless made in writing. Any waiver by any Party to this Agreement of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

      13.14 Press Release. Neither Party shall make any press release or other announcement in connection with the execution of this Agreement or the Closing without first consulting with the other Party. Following such consultation and good faith attempt to make reasonable accommodations, either Party may make any announcement or press release that it believes is either required by applicable law or is advisable in connection with such Party's interest in providing public disclosure regarding its activities. This provision shall not apply to any filing with any governmental body or any stock exchange required by law, rule or regulation.

      13.15 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or any other such instrument.

      13.16 Knowledge. For purposes of this Agreement, "knowledge", "information" or "belief" shall mean (except as otherwise provided in this sentence) the actual knowledge, information or belief, as appropriate to the context of the statement in which the term is used, of any principal shareholder or of any officer or director of the relevant Party, or the knowledge, information or belief which such individual would have after (a) having made a review of documents of a date not more than three (3) years old in files under their immediate personal control and (b) having made reasonable inquiry of those executive, management or supervisory employees under their direct supervision, with respect to the matters which are relevant to the representation, warranty, covenant or agreement being made or given.

                                   ARTICLE 14
                                   ARBITRATION

      14.1 Selection of Arbitrators. Any controversy between the Parties hereto arising under this Agreement, and not resolved by negotiation and agreement, shall be determined by a board of arbitration upon notice of submission given by either Party to the other, which notice shall name a qualified, independent arbitrator. Within ten (10) days after the receipt of such notice, the other Party shall name a qualified, independent arbitrator, or failing to do so, the Party giving notice shall name the second. The two arbitrators so appointed shall name the third qualified, independent arbitrator. Any board or arbitration called pursuant to this section shall take place in Geene County, State of Indiana.

      14.2 Determination. The arbitrators selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute. The arbitrators shall promptly hear and determine (after due notice of hearing and giving the parties a reasonable opportunity to be heard) the questions submitted, and shall render their decision within sixty (60) days after appointment of the third arbitrator. If within said period a decision is not rendered by the board, or majority thereof, new arbitrators may be named and shall act hereunder at the election of either Buyer or Seller in like manner as if none had been previously named.

      14.3 Decision Binding. The decision of the arbitrators, or the majority thereof, made in writing shall be final and binding upon the Parties hereto as to the questions submitted, and Buyer and Seller will abide by and comply with such decision. The prevailing Party shall be entitled to recoup all of the expenses of arbitration, including reasonable compensation to the arbitrators, expenses of counsel, witnesses, and employees.

        [Remainder of page intentionally left blank. Signatures follow.]

      IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                                  SELLER:

                                                  AURORA ENERGY LTD.


                                                  By:    /s/ William W. Deneau
                                                         -----------------------
                                                  Name:  William W. Deneau
                                                  Title: President

                                                  BUYER:

                                                  NEW ALBANY-INDIANA, LLC


                                                  By:    /s/ Benjamin W. Hulburt
                                                         -----------------------
                                                  Name:  Benjamin W. Hulburt
                                                  Title: President